                                                                    Exhibit 10.4

                           HF INVESTMENT HOLDINGS, LLC

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                         Dated as of September 27, 1999

                           HF INVESTMENT HOLDINGS, LLC

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 - DEFINITIONS........................................................1

ARTICLE 2 - FORMATION AND PURPOSE..............................................1
         2.1      Formation....................................................1
         2.2      Name.........................................................1
         2.3      Registered Office/Agent......................................2
         2.4      Term.........................................................2
         2.5      Purpose......................................................2
         2.6      Specific Powers..............................................2
         2.7      Certificate..................................................3

ARTICLE 3 - MEMBERSHIP AND CAPITAL.............................................4
         3.1      Members; Units...............................................4
         3.2      Capital Contributions........................................4
         3.3      Capital Accounts.............................................5
         3.4      Revaluations of Assets and Capital Account Adjustments.......5
         3.5      Additional Capital Account Adjustments.......................5
         3.6      Additional Capital Account Provisions........................6
         3.7      Options, Warrants, Etc.......................................6

ARTICLE 4 - STATUS AND RIGHTS OF MEMBERS.......................................7
         4.1      Limited Liability............................................7
         4.2      Return of Distributions of Capital...........................7

ARTICLE 5 - DISTRIBUTIONS AND ALLOCATIONS OF PROFIT AND LOSS...................7
         5.1      Distributions................................................7
         5.2      No Violation................................................12
         5.3      Withholdings................................................12
         5.4      Property Distributions and Installment Sales................13
         5.5      Net Profit or Net Loss......................................13
         5.6      Limitation on Allocation of Losses; Qualified Income
                  Offset; Curative Allocations................................15
         5.7      Tax Allocations: Code Section 704(c) and Unrealized
                  Appreciation or Depreciation................................16


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         5.8      Additional Investments......................................16

ARTICLE 6 - TAX MATTERS MEMBER................................................17
         6.1      Tax Matters Member..........................................17
         6.2      Certain Authorizations......................................17
         6.3      Indemnity of Tax Matters Member.............................18
         6.4      Information Furnished.......................................18
         6.5      Notice of Proceedings, etc..................................18
         6.6      Notices to Tax Matters Member...............................18

ARTICLE 7 - FEES AND EXPENSES.................................................18
         7.1      Compensation to the Administrative Member and Affiliates....18
         7.2      Company Expenses............................................19

ARTICLE 8 - DESIGNATION, RIGHTS, AND DUTIES OF THE ADMINISTRATIVE
MEMBERS.......................................................................19
         8.1      Designation.................................................19
         8.2      Authority; Duties...........................................19
         8.3      Business Decisions; Voting Shares of HF Holdings'
                  Capital Stock...............................................20

ARTICLE 9 - TRANSFER OF INTERESTS.............................................21
         9.1      Restrictions on Transfer....................................21
         9.2      Transfers under this Agreement, etc.........................21
         9.3      Transfers of Class B Units to Permitted Transferees.........21
         9.4      Transfers of Class A Units or Class C Units to Immediate
                  Family......................................................21
         9.5      Transfers of Class A Units or Class C Units Upon Death......22
         9.6      Transfers of Class A Units or Class C Units to Charities....22
         9.7      Transfers of Units to Entities Under Common Control.........22
         9.8      Bain Sell Down..............................................22

ARTICLE 10 - BOOKS, RECORDS, ACCOUNTING, AND REPORTS..........................23
         10.1     Books and Records...........................................23
         10.2     Information to Member.......................................24
         10.3     Financial Statements........................................24
         10.4     Filings.....................................................25
         10.5     Non-Disclosure..............................................25

ARTICLE 11 - AMENDMENTS TO AGREEMENT..........................................25
         11.1     Amendments..................................................25
         11.2     Filings.....................................................26

ARTICLE 12 - DISSOLUTION OF COMPANY...........................................26
         12.1     Events of Dissolution or Liquidation........................26


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         12.2     Liquidation.................................................26
         12.3     No Further Claim............................................27
         12.4     No Action for Dissolution...................................27

ARTICLE 13 - INDEMNIFICATION..................................................27

         13.1     General.....................................................27
         13.2     Indemnification.............................................27

ARTICLE 14 - REPRESENTATIONS BY THE MEMBERS...................................28
         14.1     Investment Intent...........................................28
         14.2     Securities Regulation.......................................28
         14.3     Knowledge and Experience....................................28
         14.4     Independent Investment Decision.............................29
         14.5     Economic Risk...............................................29
         14.6     Binding Agreement...........................................29
         14.7     Tax Position................................................30
         14.8     Information.................................................30

ARTICLE 15 - COMPANY REPRESENTATIONS..........................................30
         15.1     Legal Existence.............................................30
         15.2     Valid Issuance..............................................30
         15.3     Options, Etc................................................30

ARTICLE 16 - MISCELLANEOUS....................................................30
         16.1     Additional Documents........................................30
         16.2     General.....................................................31
         16.3     Notices, Etc................................................31
         16.4     Applicable Law..............................................31
         16.5     Consent to Jurisdiction.....................................31
         16.6     WAIVER OF JURY TRIAL........................................32
         16.7     Gender and Number...........................................32
         16.8     Severability................................................32
         16.9     Headings....................................................33
         16.10    Tax Status..................................................33
         16.11    No Third Party Rights.......................................33


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

                           HF INVESTMENT HOLDINGS, LLC

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT


         THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of HF Investment Holdings, LLC is dated as of September 27, 1999 by and among Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P., BCIP Associates and BCIP Trust Associates, L.P., each a Delaware limited partnership, Gary Stevenson, an individual residing in Riverheight, UT, Scott Watterson, an individual residing in Providence, UT, and such other persons as may from time to time be admitted as Members.

         WHEREAS, the Original Members wish to form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act in order to conduct the business described herein; and

         WHEREAS, the Members wish to enter into this Agreement to provide for, among other things, the management of the business and affairs of the Company, the allocation of profits and losses among the Members, the respective rights and obligations of the Members to each other and to the Company, and certain other matters.

         NOW, THEREFORE, the Members agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement certain capitalized terms have specifically defined meanings which are either set forth or referred to in
Exhibit 1 which is attached hereto and incorporated herein by reference.

                                    ARTICLE 2
                              FORMATION AND PURPOSE

         2.1 FORMATION. The Members hereby form a limited liability company pursuant to the Act effective retroactively to the filing of the Certificate with the Secretary of State of the State of Delaware. The rights, duties and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that such rights, duties or obligations are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         2.2 NAME. The name of the Company is HF Investment Holdings, LLC. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Administrative Members deem appropriate or advisable. The Administrative Members shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Administrative Members consider appropriate or advisable.

         2.3 REGISTERED OFFICE/AGENT. The registered office required to be maintained by the Company in the State of Delaware pursuant to the Act shall initially be c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805. The name and address of the registered agent of the Company pursuant to the Act shall initially be Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805. The Company may, upon compliance with the applicable provisions of the Act, change its registered office or registered agent from time to time in the discretion of the Administrative Members.

         2.4 TERM. The term of the Company shall continue until December 31, 2024 unless sooner terminated as hereinafter provided. The holders of a majority of each of the Class A Units and Class B Units may extend the term (unless terminated pursuant to Section 12.1(b) or (c)) for up to two periods of two years each if they determine that extension is necessary or desirable.

         2.5 PURPOSE. The purpose of the Company is to make investments in the capital stock of HF Holdings and such other investments as may from time to time be approved by a Voting Majority, and to engage in any and all activities necessary, advisable, convenient or incidental to the making, management or disposition of such investments. In addition, all cash of the Company, including without limitation all Capital Contributions pending their investment as contemplated by this Section 2.5, all interest, dividends and other distributions received with respect to all investments of the Company, all amounts realized on the sale, exchange or other disposition of securities and other assets of the Company (including without limitation through mandatory or voluntary redemptions and repurchases of capital stock), and all miscellaneous income received from investment of idle funds, shall be segregated and invested in Short-Term Investments by the Administrative Members to the extent they are not then required to provide for Distributions, expenses or investments.

         2.6 SPECIFIC POWERS. Without limiting the generality of Section 2.5, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 2.5, including, but not limited to, the power:

                  2.6.1 to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act or under any other applicable law in any jurisdiction, whether domestic or foreign, that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;


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                  2.6.2 to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, perform and carry out contracts of any kind, including without limitation contracts with any Member or any Affiliate thereof, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

                  2.6.3 to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, lend, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of corporations, associations, general or limited partnerships, trusts, limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

                  2.6.4 to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

                  2.6.5 to elect and designate one or more managers of the Company and to appoint officers, employees, agents and representatives of the Company, and define their duties and fix their compensation;

                  2.6.6 to indemnify any Person in accordance with this Agreement;

                  2.6.7 to cease its activities and cancel its Certificate;

                  2.6.8 to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

                  2.6.9 to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

Notwithstanding the foregoing provisions of this Section 2.6, in no event shall the Company have the authority to borrow or otherwise incur or take property subject to indebtedness without the written consent of a Voting Majority.

         2.7 CERTIFICATE. The filing by Taline Festekjian of the Certificate as an "authorized person" within the meaning of the Act is hereby authorized and ratified in all respects, and the Administrative Members, as well as R. Newcomb Stillwell and Ryan D. Darrah, are designated as "authorized persons" within the meaning of the Act to execute, deliver and file any amendments, restatements or cancellation of the Certificate, and any other certificates necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. In addition, Ryan D. Darrah is authorized to sign the CSFB Warrant (as defined below) on the date hereof on behalf of the Company.


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                                    ARTICLE 3
                             MEMBERSHIP AND CAPITAL

         3.1 MEMBERS; UNITS. The Members of the Company shall be listed on
SCHEDULE I hereto, as from time to time amended and supplemented in accordance with the provisions of this Agreement. The Members' Interests in the Company shall be represented by up to three separate classes (each a "CLASS") of units ("UNITS"). The Interest of each of Scott Watterson and Gary Stevenson shall be represented by "Class A Units." The Interest of each Bain Member and of each other Member (other than Scott Watterson or Gary Stevenson) as the Bain Members shall designate shall be represented by "Class B Units." The Interest of any other Member shall be represented by "Class C Units." Each Unit issued as of the Closing Date shall represent a Capital Contribution of one hundred dollars ($100). The holders of Class A Units and Class B Units shall have the voting rights specified in this Agreement. The holders of Class C Units shall not have any voting rights, except the right to vote in respect of certain proposed amendments, as more fully specified in Section 11.1. From and after the making by the Members of Capital Contributions to fund an investment other than the investment in HF Holdings to be made as of the Closing Date, the Units of the Company shall be segregated not only by Class, but also by investment so that the Units issued in respect of an investment shall represent only an interest in that investment (and the Short-Term Investments, if any, related thereto). The holders of Class A Units, Class B Units and Class C Units issued in respect of a particular investment shall be entitled to receive the Distributions and allocations of Net Profit and Net Loss (and other items treated as Net Profit and Net Loss pursuant to Sections 3.4 and 3.5) in respect of such investment as are specified in Article 5. For the sake of clarity, the Units issued in respect of the investment in HF Holdings on the Closing Date shall be designated the "HF Class A Units", the "HF Class B Units" and the "HF Class C Units."

         3.2 CAPITAL CONTRIBUTIONS. Each Member shall contribute to the Company on the Closing Date the amount set forth opposite such Member's name on SCHEDULE I, as in effect as of the Closing Date, under the heading "CAPITAL CONTRIBUTIONS" and shall receive the number of HF Class A Units, HF Class B Units and/or HF Class C Units, as the case may be, set forth on SCHEDULE I. (For the treatment of the CSFB Warrant (defined below), see Section 3.7.) Following the Closing Date, the Administrative Members, with the approval of a Voting Majority, may issue Class A, B and/or C Units to such persons in exchange for such additional Capital Contributions as they determine to be appropriate. Promptly following the issuance of additional Units, the Administrative Members shall amend SCHEDULE I so that it sets forth, effective as of the date of the amendment, opposite each Member's name, under the heading "CAPITAL CONTRIBUTIONS", the total amount of Capital Contributions made by such Member to the Company on and after the Closing Date, and under the headings "CLASS A UNITS," "CLASS B UNITS" and "CLASS C UNITS," the number of Class A Units, Class B or Class C Units, respectively, held by such Member and the investments in respect of which such Units were issued.

         3.3 CAPITAL ACCOUNTS. A separate account (each a "CAPITAL ACCOUNT") shall be established and maintained for each Member which shall be increased by
(a) the amount of cash and the fair market value (as agreed upon by such Member and the Administrative Members, with the consent of a Voting Majority, at the time of contribution) of any other property contributed by such Member to the Company as a Capital Contribution (net of liabilities secured by such property or that the Company assumes or takes the property subject to), (b) such Member's share of the Net Profit of the Company and (c) amounts required to be credited to the Members' Capital Accounts in the same manner as Net Profit pursuant to
Section 3.4 or 3.5, and shall be reduced by (d) the amount of cash and the fair market value (as agreed upon by such Member and the Administrative Members, with the consent of a Voting Majority, at the time of distribution) of any other property distributed to such Member (net of liabilities secured by such property or that the Member assumes or takes the property subject to), (e) such Member's share of the Net Loss of the Company and (f) amounts required to be credited to the Members' Capital Accounts in the same manner as Net Loss pursuant to Section
3.4 or Section 3.5. From and after the making by the Members (which term, for purposes of this sentence, shall not include the holder of any CSFB Warrant (defined below)) of Capital Contributions to fund an investment other than the investment in HF Holdings to be made as of the Closing Date, each Member's Capital Account shall be divided into two or more "Sub-Capital Accounts", and a separate Sub-Capital Account shall be maintained in the manner provided in the immediately preceding sentence for each investment (and the Short-Term Investments, if any, related thereto) in which the Member has an interest.

         3.4 REVALUATIONS OF ASSETS AND CAPITAL ACCOUNT ADJUSTMENTS. Immediately preceding the issuance of additional Class A Units, Class B Units or Class C Units to a new or existing Member in exchange for cash or other contributions (other than in connection with the exercise of any CSFB Warrant (as defined below)), or upon the redemption of the Interest of a Member, the then prevailing Asset Values of the Company shall be adjusted to equal their respective gross fair market values, as determined in good faith by the Administrative Members, with the consent of a Voting Majority, and any increase in the net equity value of the Company (Asset Values less liabilities) shall be credited to the Capital Accounts (and the appropriate Sub-Capital Accounts) of the Members in the same manner as Net Profits are credited under Section 5.5.2 hereof (or any decrease in the net equity value of the Company shall be charged in the same manner as Net Losses are charged under Section 5.5.3). Accordingly, as of the date of issuance of additional Units or the redemption of all or a portion of a Member's Interest in the Company, the Capital Accounts (and the Sub-Capital Accounts) of Members will reflect both realized and unrealized gains and losses through such date and the net fair market value of the equity of the Company as of such date.

         3.5 ADDITIONAL CAPITAL ACCOUNT ADJUSTMENTS. Any income of the Company that is exempt from federal income tax shall be credited to the Capital Accounts (and the appropriate Sub-Capital Accounts) of the Members in the same manner as Net Profits are credited under Section 5.5.2 when such income is realized. Any expenses or expenditures of the Company which may neither be deducted or capitalized for tax purposes (or are so treated for tax purposes) shall be charged to the Capital Accounts (and the appropriate Sub-Capital Accounts) of the Members, in the same manner as Net Losses are charged under Section 5.5.3. If the Company makes an election under Section 754 of the Code to provide a special basis adjustment upon the transfer of an Interest in the Company or the distribution of property by the Company, Capital Accounts (and the appropriate Sub-Capital Accounts) shall be adjusted to the limited extent required by the Treasury Regulations under Section 704 following such transfer or distribution.

         3.6      ADDITIONAL CAPITAL ACCOUNT PROVISIONS.

                  3.6.1 No Member shall have the right to demand a return of all or any part of its Capital Contributions. Any return of the Capital Contributions of any Member shall be made solely from the assets of the Company and only in accordance with the terms of this Agreement. No interest shall be paid to any Member with respect to its Capital Contributions or Capital Account (or any Sub-Capital Account).

                  3.6.2 In the event that all or a portion of the Units of a Member are transferred in accordance with the terms of this Agreement, the transferee of such Units shall also succeed to all or the relevant portion of the Capital Account (and the appropriate Sub-Capital Accounts) of the transferor. Units held by a Member may not be transferred independently of the interest in the capital of the Company to which the Units relate.

                  3.6.3 No Member shall have any obligation to repay any deficit balance in its Capital Account (or in any Sub-Capital Account).

         3.7 OPTIONS, WARRANTS, ETC. The Administrative Members, with the approval of a Voting Majority, may issue options, warrants and other rights or interests in respect of the equity of the Company (each a "Right") to such persons, in exchange for such amounts of cash or other property, and having such terms, as the Administrative Members determine to be appropriate. By its signature to this Agreement, Bain, constituting a Voting Majority as of the date hereof, hereby approves the issuance as of the date hereof to Credit Suisse First Boston Management Corporation, a Delaware Corporation ("CSFB"), of a warrant for the purchase of fifty thousand (50,000) Class C Units having terms substantially identical to those set forth in the HF Class C Units Purchase Warrant attached hereto as EXHIBIT 2 (such warrant and any warrant issued to reflect a partial exercise or a transfer of a portion of such warrant, a "CSFB Warrant"). Upon the issuance of any Right, the Administrative Members shall set forth on SCHEDULE I the name of the holder of such Right and the terms of such Right. Upon the exercise of any CSFB Warrant, the holder thereof shall be deemed to have made a Capital Contribution equal to the sum of (i) the exercise price paid in connection with such exercise and (ii) the product of (A) five million dollars ($5,000,000) and (B) a fraction, the numerator of which is the number of HF Units received upon such exercise and the denominator of which is the sum of
(I) the aggregate
number of HF Units for which all unexercised CSFB Warrants are exercisable and
(II) the aggregate number of outstanding HF Units issued in connection with the exercise of any CSFB Warrants (for purposes of this clause II, adjusted to reflect any post-exercise distributions of additional HF Units in respect of HF Units, reclassifications by subdivision of outstanding HF Units, or reclassifications by combination of outstanding HF Units into a smaller number of HF Units). Such Capital Contribution shall be set forth on Schedule I.

         3.8 LIMITATIONS ON ISSUANCES. The Company shall not issue any additional Units (or rights to acquire Units) to any Bain Member unless the Company shall have provided each other Member with the opportunity to purchase its pro rata share of such Units or rights on the same terms as such Bain Member.

                                    ARTICLE 4
                          STATUS AND RIGHTS OF MEMBERS

         4.1 LIMITED LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member nor any other Indemnified Person shall be obligated personally for any such debt, obligation or liability of the Company. All Persons dealing with the Company shall look solely to the assets of the Company for the payment of the debts, obligations or liabilities of the Company.

         4.2 RETURN OF DISTRIBUTIONS OF CAPITAL. Except as otherwise expressly required by law, a Member, in its capacity as such, shall have no liability either to the Company or any of the Company's creditors. Except as required by law or a court of competent jurisdiction, no Member or investor in or partner of a Member shall be obligated by this Agreement to return any Distribution to the Company or pay the amount of any Distribution for the account of the Company or to any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return or pay any part of any Distribution, the obligation shall be that of such Member alone, and not of any other Member unless the court so provides. The amount of any Distribution returned to the Company by or on behalf of a Member or paid by or on behalf of a Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member.

                                    ARTICLE 5
                DISTRIBUTIONS AND ALLOCATIONS OF PROFIT AND LOSS

         5.1 DISTRIBUTIONS. The Administrative Members shall cause the Company to make Distributions to the Members and the holder(s) of the CSFB Warrant(s) in accordance with this Section 5.1.

                  5.1.1  DEFINITIONS.

                  "AVAILABLE CASH" shall mean (a) cash received in respect of the Company's investment in HF Holdings and (b) cash received in respect of all Short-Term Investments (i) made with funds pending their investment in HF Holdings or (ii) made with funds received from HF Holdings pending the allocation of such funds pursuant to Section 5.1.2, in each case net of expenses of the Company authorized by this Agreement.

                  "RELEASED SHARES" shall mean shares of HF Holdings common stock that were subject to a Junior Management Option which has lapsed or failed to vest or that were subject to the CSFB Option, prior to its lapse.

                  "OPTION SHARES" shall mean shares of HF Holdings common stock that are subject to a Junior Management Option or to the CSFB Option.

                  "FREE SHARES" shall mean shares of HF Holdings common stock that have never been subject to a Junior Management Option or the CSFB Option.

                  5.1.2 ALLOCATIONS OF AVAILABLE CASH. Available Cash shall be allocated among the Members and the holder(s) of the CSFB Warrant(s) as follows:

                  (a) ALLOCATIONS OF AVAILABLE CASH ATTRIBUTABLE TO OPTION SHARES OR RELEASED SHARES. Available Cash received by the Company (i) as a result of the exercise, in whole or in part, of any Junior Management Option or the CSFB Option, (ii) as a result of the sale or other disposition of Released Shares or (iii) otherwise in respect of Option Shares or Released Shares (or Short-Term Investments related thereto), shall be allocated among all Members and holder(s) of the CSFB Warrant(s) in proportion to the relative number of HF Units (regardless of Class) held by the Members and the holder(s) of the CSFB Warrant(s) (treating, solely for this purpose, each holder of a CSFB Warrant as holding at the time of any allocation pursuant to this Section 5.1.2(a) a number of HF Units equal to the aggregate number of HF Units for which all CSFB Warrants then held by such holder may be exercised).

                                            PRESUMPTION 1 -- IDENTIFYING SHARES
                                    SUBJECT TO DISPOSITION. In the event that a Junior Management Option or the CSFB Option lapses or that a Junior Management Option fails to vest, any sale or other disposition of HF Holdings common stock by the Company thereafter (other than pursuant to the exercise of a Junior Management Option or the CSFB Option) shall be treated in part as a sale of Released Shares and in part as a sale of Free Shares, (i) with the percentage of shares sold that are deemed to be Released Shares equal to THE PRODUCT OF
                                    (A) a fraction, (I) the numerator of which is equal to the number of Released Shares held by the Company immediately prior to such sale or disposition and (II) the denominator of which is equal to the total number of shares of HF Holdings common stock held by the Company immediately prior to such sale or disposition that are either Free Shares or Released Shares, and (B) 100; and (ii) with the percentage of shares sold that are deemed to be Free Shares equal to
                                    (C) 100 MINUS (D) the percentage of shares sold that are deemed to be Released Shares, as calculated in the immediately preceding clause (i).

                                            PRESUMPTION 2 -- IDENTIFYING SHARES
                                    IN RESPECT OF WHICH DIVIDEND IS PAID. In the event that the Company receives a dividend or other distribution (other than a distribution treated as proceeds from an exchange of HF Holdings Common Stock pursuant to Section 302(a) of the Code) in respect of shares of HF Holdings common stock, such distribution shall be treated in part as a distribution in respect of Option Shares and Released Shares and in part as a distribution in respect of Free Shares, (i) with the percentage of such distribution that is deemed attributable to Free Shares equal to THE PRODUCT OF (A) a fraction, (I) the numerator of which is equal to the number of Free Shares then held by the Company and (II) the denominator of which is equal to the total number of shares of HF Holdings common stock then held by the Company, and (B) 100, and (ii) the percentage of such distribution that is deemed attributable to Option Shares and Released Shares equal to (C) 100 minus (D) the percentage of such distribution that is deemed attributable to Free Shares, as calculated in the immediately preceding clause (i).

                  (b) ALLOCATIONS OF AVAILABLE CASH ATTRIBUTABLE TO FREE SHARES. All Available Cash received by the Company in respect of Free Shares (or Short-Term Investments related thereto) shall be allocated as follows:

                           (i) First, Available Cash in respect of Free Shares (or Short-Term Investments related thereto) shall be allocated among all Members and holder(s) of the CSFB Warrant(s), in proportion to the relative number of HF Units (regardless of Class) held by the Members and the holder(s) of the CSFB Warrant(s) (treating, solely for this purpose, each holder of a CSFB Warrant as holding at the time of any allocation pursuant to this Section 5.1.2(b) a number of HF Units equal to the aggregate number of HF Units for which all CSFB Warrants then held by such holder may be exercised), until each Original Member has been allocated an amount of Available Cash equal to its Unreturned Investment;

                           (ii) Thereafter, (A) an amount of Available Cash in respect of Free Shares (or Short-Term Investments related thereto) equal to (I) the Available Cash in respect of Free Shares (or Short-Term Investments related thereto) remaining after making the allocation pursuant to Section 5.1.2(b)(i) MULTIPLIED BY (II) the Class A Percentage shall be allocated to the holders of HF Class A Units, in proportion to the relative number of HF Class A Units held by the holders of such Units, and (B) an amount of Available Cash in respect of Free Shares (or Short-Term Investments related thereto) equal to (I) the Available Cash in respect of Free Shares (or Short-Term Investments related thereto) remaining after making the allocation pursuant to Section 5.1.2(b)(i) MULTIPLIED BY (II) the Residual Percentage shall be allocated to all Members and holder(s) of the CSFB Warrant(s), in proportion to the relative number of HF Units (regardless of Class) held by the Members and the holder(s) of the CSFB Warrant(s) (treating, solely for this purpose, each holder of a CSFB Warrant as holding at the time of any allocation pursuant to this Section 5.1.2(b) a number of HF Units equal to the aggregate number of HF Units for which all CSFB Warrants then held by such holder may be exercised).

                  5.1.3    ALLOCATIONS OF NON-CASH ASSETS.

                  (a) IN GENERAL. Subject to Section 5.1.3(b), the Company shall allocate among all Members and holder(s) of the CSFB Warrant(s) all equity and other interests that it holds in HF Holdings or any successor thereto, and all of the non-cash proceeds received in exchange for any of its interests in HF Holdings, upon the earliest of the following times: (a) immediately following a Liquidity Event (other than an initial public offering); (b) immediately prior to the first secondary public offering of shares in HF Holdings to follow an initial public offering of shares in HF Holdings that is a Liquidity Event; or (c) upon the vote of the holders of a majority of each of the Class A Units and Class B Units to make such an allocation. An allocation pursuant to this Section
                           5.1.3 shall be made in the same proportions as an allocation of Available Cash pursuant to Section 5.1.2 would have been made to the Members and the holder(s) of the CSFB Warrant(s) had the assets being allocated first been sold for an amount of cash equal to the fair market value of such assets, as determined (except as provided in the next sentence) in good faith by the Administrative Members, with the consent of a Voting Majority, and the proceeds from such sale been allocated pursuant to Section 5.1.2. For purposes of this Section, the "fair market value" of any share of HF Holdings or any successor thereto allocated hereunder shall be
                           (i) in the case of a Liquidity Event (other than an initial public offering), the amount of consideration per share paid in connection with the Liquidity Event, (ii) in the case of a secondary public offering, the price at which shares are offered to the public in such offering or (iii) in all other cases, as determined in good faith by the Administrative Members, with the consent of a Voting Majority.

                  (b) ALLOCATION TO CSFB WARRANT ACCOUNT. Notwithstanding the provisions of Section 5.1.3(a), in the event that any holder of a CSFB Warrant is at the time of an allocation pursuant to this Section 5.1.3(a) not permitted under the IBA or the BHCA to hold all or a portion (the "Impermissible Portion") of any non-cash asset that would otherwise be allocated to it (pursuant to Section 5.13(a)), then the Impermissible Portion of the non-cash asset that would otherwise be allocated pursuant to Section 5.1.3(a) to such holder shall instead be allocated to a CSFB Warrant Account established in respect of the CSFB Warrant held by such holder.

                  5.1.4   TREATMENT OF ALLOCATED ASSETS.

                  (a) CURRENT DISTRIBUTION. All Available Cash allocated under Section 5.1.2 to any Member or any holder of a CSFB Warrant shall be distributed to such Member or such holder within two (2) Business Days of the receipt by the Company of such cash. All assets other than Available Cash allocated under Section 5.1.3(a) to any Member or any holder of a CSFB Warrant shall be distributed to such Member or such holder as soon as reasonably practicable.

                  (b) SET ASIDE IN CSFB WARRANT ACCOUNT. The portion of each non-cash asset allocated pursuant to Section 5.1.3(b) to a CSFB Warrant Account shall be held in such account, and no portion of such non-cash asset shall be distributed to the holder of the CSFB Warrant in respect of which such account was established other than in accordance with Section 5.1.4(c). Notwithstanding the foregoing sentence, an amount equal to all cash earnings received by the Company in respect of any non-cash asset held in the CSFB Warrant Account shall be distributed, to the extent of Available Cash, to the holder of the CSFB Warrant in respect of which such account was established as soon as reasonably practicable following the receipt by the Company of such cash. All non-cash earnings in respect of an asset in the CSFB Warrant Account shall remain in the account and be distributed in accordance with Section 5.1.4(c).

                  (c) DISTRIBUTION OF NON-CASH ASSETS FROM CSFB WARRANT ACCOUNT. No non-cash asset held in a CSFB Warrant Account shall be distributed until such time as: (i) the holder of the CSFB Warrant in respect of which such account was established notifies the Company that it has become permissible under the IBA and/or the BHCA for such holder to hold all or a portion of one or more of the non-cash assets in such account, in which case, that portion of each non-cash asset in such CSFB Warrant Account which such holder may then hold shall be distributed to such holder within two
                           (2) Business Days of such notification; or (ii) the CSFB Warrant in respect of which the CSFB Warrant Account was established is exercised in whole or in part. In the event of an exercise described in clause
                           (ii) of the immediately preceding sentence, the CSFB Account Distribution Fraction of each remaining asset in the CSFB Warrant Account shall be distributed to the holder exercising the CSFB Warrant in respect of which the account was established, within two (2) Business Days after the date as of which exercise of the warrant shall be deemed to have been effected pursuant to Section 1.3 of such CSFB Warrant. In the event that a CSFB Warrant lapses, distributions that would have been made to the holder of such warrant pursuant to the foregoing provisions of this Section 5.1.4(c) shall be made to, or to the designee of, such holder within five (5) Business Days of such lapse.

         5.2 NO VIOLATION. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a Distribution to any Member on account of its Interest in the Company if such Distribution would violate Section 18-607 of the Act or other applicable law.

         5.3 WITHHOLDINGS. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, Distribution, or allocation to the Company shall be treated as amounts paid to the Company. The Administrative Members are authorized to withhold from Distributions, or with respect to allocations, to the Members and to pay over to the appropriate federal, state, local or foreign government any amounts required to be so withheld. The Administrative Members shall allocate any such amounts to the Members in respect of whose Distribution or allocation the tax was withheld and shall treat such amounts as actually distributed to such Members.

         5.4 PROPERTY DISTRIBUTIONS AND INSTALLMENT SALES. The amount by which the fair market value of any property to be distributed in kind pursuant to Sections 5.1.3 and 5.1.4 exceeds or is less than the then prevailing Asset Value of such property shall, to the extent not otherwise recognized by the Company, be taken into account in determining Net Profit and Net Loss and determining the Capital Accounts (and the appropriate Sub-Capital Accounts) of the Members as if such property had been sold at its fair market value immediately prior to the distribution. If any assets are sold in transactions in which, by reason of the provisions of Section 453 of the Code or any successor thereto, gain is realized but not recognized, such gain shall be taken into account when realized in computing gain or loss of the Company for purposes of allocation of Net Profit or Net Loss under this Article 5.

         5.5 NET PROFIT OR NET LOSS.

                  5.5.1 DEFINITIONS. The "NET PROFIT" or "NET LOSS" of the Company for each Fiscal Year or relevant part thereof shall mean the Company's taxable income or loss for federal income tax purposes for such period (including therein all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) with the following adjustments:

                  (a) Gain or loss attributable to the disposition of property of the Company with an Asset Value different than the adjusted basis of such property for federal income tax purposes shall be computed with respect to the Asset Value of such property and any tax gain or loss not included in Net Profit or Loss shall be taken into account and allocated among the Members pursuant to Section 5.7 hereof.

                  (b) Depreciation, amortization or cost recovery deductions with respect to any property with an Asset Value that differs from its adjusted basis for federal income tax purposes shall be computed in accordance with Asset Value and any depreciation allowable for federal income tax purposes shall be allocated in accordance with Section 5.7.

                  5.5.2 ALLOCATIONS OF NET PROFIT. The Net Profit of the Company attributable to the Company's investment in HF Holdings (or any Short-Term Investments related thereto) for any relevant fiscal period shall be allocated and credited to the Capital Accounts (or the appropriate Sub-Capital Accounts) of the Members as follows:

                  (a) All income and gain recognized by the Company (and amounts so treated pursuant to Section 3.4 or 3.5)
                           (i) as a result of the exercise, in whole or in part, of any Junior Management Option or the CSFB Option,
                           (ii) as a result of the sale or other disposition of Released Shares or (iii) otherwise in respect of Option Shares or Released Shares (or Short-

                           Term Investments related thereto), shall be allocated to the Members' Capital Accounts (and, if appropriate, Sub-Capital Accounts for the HF Holdings investment) pro rata in proportion to their HF Units. (In determining the extent to which shares of HF Holdings that are sold are Released Shares, the presumptions set forth above in Section 5.1.2(a) shall apply.)

                  (b) All income and gain recognized by the Company (or treated as recognized pursuant to Section 3.4 or 3.5) in respect of Free Shares (or Short-Term Investments related thereto) shall be allocated to the Members' Capital Accounts (and, if appropriate, Sub-Capital Accounts for the HF Holdings investment) as follows:

                           (i) first, if losses and deductions have previously been allocated to the Members pursuant to Section 5.5.3(b)(ii), to the Members in proportion to the relative number of HF Units (regardless of Class) held by the Members, until the aggregate amount allocated pursuant to this clause (i) equals the aggregate amount of losses and deductions previously allocated pursuant to Section 5.5.3(b)(ii); and

                           (ii) thereafter, (A) the balance of such income and gain multiplied by the Class A Percentage shall be allocated to the holders of HF Class A Units, in proportion to the relative number of HF Class A Units held by the holders of such Units, and (B) the balance of such income and gain multiplied by the Residual Percentage to all Members, in proportion to the relative number of HF Units (regardless of Class) held by the Members.

                  5.5.3 ALLOCATIONS OF NET LOSS. The Net Loss of the Company attributable to the Company's investment in HF Holdings (or any Short-Term Investments related thereto) for any relevant fiscal period shall be allocated and charged to the Capital Accounts (or the appropriate Sub-Capital Accounts) of the Members as follows:

                  (a) All losses and deductions recognized by the Company (and amounts so treated pursuant to Section 3.4 or 3.5) (i) as a result of the exercise, in whole or in part, of any Junior Management Option or the CSFB Option, (ii) as a result of the sale or other disposition of Released Shares, or (iii) otherwise in respect of Option Shares or Released Shares (or Short-Term Investments related thereto), shall be allocated to the Members' Capital Accounts (and, if appropriate, Sub-Capital Accounts for the HF Holdings investment) pro rata in proportion to their HF Units. (In determining the extent to which shares of HF Holdings that are sold are Released Shares, the presumptions set forth above in Section 5.1.2(a) shall apply.)

                  (b) All losses and deductions recognized by the Company (or treated as recognized pursuant to Section 3.4 or 3.5) in respect of Free Shares (or Short-Term Investments related thereto) shall be allocated to the Members' Capital Accounts (and, if appropriate, Sub-Capital Accounts for the HF Holdings investment) as follows:

                                    (i) first, if income and gain have
                                    previously been allocated to the Members pursuant to Section 5.5.2(b)(ii), (A) the Class A Percentage multiplied by such losses and deductions in respect of Free Shares shall be allocated to the holders of HF Class A Units, in proportion to the relative number of HF Class A Units held by the holders of such Units, and (B) the Residual Percentage multiplied by such losses and deductions in respect of Free Shares shall be allocated to all Members, in proportion to the relative number of HF Units (regardless of Class ) held by the Members, until the aggregate amount allocated pursuant to this clause (i) equals (x) the aggregate amount of income and gain previously allocated pursuant to Section 5.5.2(b)(ii) LESS (y) the aggregate amount previously allocated for Distribution pursuant to Section 5.1.2(b)(ii) (or Section 5.1.3, to the extent allocated in accordance with Section 5.1.2(b)(ii)); and

                                    (ii) thereafter, to the Members in
                                    proportion to the relative number of HF
                                    Units (regardless of Class) held by the
                                    Members.

                  5.5.4. SPECIAL ALLOCATION. Notwithstanding the provisions of Sections 5.5.2 and 5.5.3, all income earned in respect of any non-cash assets allocated to a CSFB Warrant Account shall be specially allocated to the holder of the CSFB Warrant in respect of which such account was established.

         5.6 LIMITATION ON ALLOCATION OF LOSSES; QUALIFIED INCOME OFFSET; CURATIVE ALLOCATIONS. Notwithstanding the provisions of Sections 5.5.2 and 5.5.3, in no event shall an item of loss, expense or deduction be allocated to a Member's Capital Account if it would cause or increase a deficit balance in such Member's Capital Account, within the meaning of Treasury Regulation ss.1.704-1(b)(2)(ii)(d). In addition, this Agreement shall for all purposes be deemed to contain a qualified income offset provision, within the meaning of such regulation. It is the intention of the Members that any allocations required by the first two sentences of this Section 5.6 not affect the amount or timing of Distributions to be made under this Agreement. In furtherance of this objective, in the event any allocation is made pursuant to either of the first two sentences of this Section 5.6, the Administrative Members are hereby directed to make (with the advice of the Company's independent tax advisors and the consent of a Voting Majority) such curative allocations as they determine to be appropriate to offset the effects of such allocation. Any item of Net Profit or Net Loss allocated pursuant to this Section 5.6 shall not again be allocated pursuant to Section 5.5.

         5.7 TAX ALLOCATIONS: CODE SECTION 704(C) AND UNREALIZED APPRECIATION OR DEPRECIATION.

                  5.7.1 CONTRIBUTED ASSETS. In accordance with Section 704(c) of the Code, income, gain, loss and deduction with respect to any property contributed to the Company with an adjusted basis for federal income tax purposes different from the initial Asset Value at which such property was accepted by the Company shall, solely for tax purposes, be allocated among the Members so as to take into account such difference in the manner required by Section 704(c) and the applicable Treasury Regulations.

                  5.7.2 REVALUED ASSETS. If upon the acquisition of additional Units in the Company by a new or existing Member the Asset Value of any the assets of the Company is adjusted pursuant to Section 3.4, subsequent allocations of income, gain, loss and deduction with respect to such assets shall, solely for tax purposes, be allocated among the Members so as to take into account such adjustment in the same manner as under Section 704(c) of the Code and the applicable Treasury Regulations.

                  5.7.3 ELECTIONS AND LIMITATIONS. The allocations required by this Section 5.7 are solely for purposes of federal, state and local income taxes and shall not affect the allocation of Net Profits or Net Losses as between Members or any Members' Capital Accounts (or Sub-Capital Accounts). All tax allocations required by this Section 5.7 shall be made using the so-called "traditional method" described in the Treasury Regulations 1.704-3(b); except that the Administrative Members, with the advice of the Company's auditors or tax counsel and the consent of a Voting Majority, may elect to use the so-called "traditional method with curative allocations" described in Treasury Regulations 1.704-3(c).

                  5.7.4 TAX ALLOCATIONS. Except as noted above, all items of income, deduction and loss shall be allocated for Federal, state and local income tax purposes in the same manner such items are allocated for purposes of calculating Net Profits and Net Losses.

         5.8 ADDITIONAL INVESTMENTS. The Members acknowledge and agree that upon the making by the Company of an investment other than the investment in HF Holdings as of the Closing Date, Sections 5.1 and 5.5 shall be amended to include the necessary distribution and allocation provisions for such new investment.

                                    ARTICLE 6
                               TAX MATTERS MEMBER

         6.1 TAX MATTERS MEMBER. Unless and until another Member is designated as the tax matters partner by a Voting Majority, Bain shall be the tax matters partner of the Company as provided in the Regulations under Code Section 6231 and any analogous provisions of state law, and in such capacity is referred to as the "Tax Matters Member".

         6.2 CERTAIN AUTHORIZATIONS. The Tax Matters Member shall represent the Company, at the Company's expense, in connection with all examinations of the Company's affairs by tax authorities including any resulting administrative or judicial proceedings. Without limiting the generality of the foregoing, the Tax Matters Member is hereby authorized, but not required:

                  6.2.1 to enter into any settlement with the Internal Revenue Service or the Secretary of the Treasury or his delegate (the "SECRETARY") with respect to any tax audit or judicial review, in which agreement the Tax Matters Member may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member that (within the time prescribed pursuant to the Code and Regulations) files a statement with the Secretary providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on behalf of such Member;

                  6.2.2 if a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes is mailed to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or elsewhere as allowed by law, or the United States Claims Court;

                  6.2.3 to intervene in any action brought by any other Member for judicial review of a final adjustment;

                  6.2.4 to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

                  6.2.5 to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

                  6.2.6 to take any other action on behalf of the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or the Regulations.

         6.3 INDEMNITY OF TAX MATTERS MEMBER. The Company shall indemnify and reimburse the Tax Matters Member for all reasonable expenses (including reasonable legal and accounting fees) incurred as Tax Matters Member pursuant to this Article 6 in connection with any administrative or judicial proceeding with respect to the tax liability of the Members as long as the Tax Matters Member has determined in good faith that its course of conduct was in, or not opposed to, the best interest of the Company. The payment of all such expenses shall be made before any Distributions are made to the Members. The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent provided herein or required by law, is a matter in the sole discretion of the Tax Matters Member and the provisions on limitations of liability of the Tax Matters Member and indemnification set forth in Article 13 shall be fully applicable to the Tax Matters Member in its capacity as such.

         6.4 INFORMATION FURNISHED. To the extent and in the manner provided by applicable law and Regulations, the Tax Matters Member shall furnish the name, address, profits interest, and taxpayer identification number of each Member to the Secretary.

         6.5 NOTICE OF PROCEEDINGS, ETC. The Tax Matters Member shall use its best efforts to keep each Member informed of any administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes or any extension of the period of limitations for making assessments of any tax against a Member with respect to any Company item, or of any agreement with the Internal Revenue Service that would result in any material change either in income or loss as previously reported.

         6.6 NOTICES TO TAX MATTERS MEMBER. Any Member that receives a notice of an administrative proceeding under Code Section 6233 relating to the Company shall promptly notify the Tax Matters Member of the treatment of any Company item on such Member's federal income tax return that is or may be inconsistent with the treatment of that item on the Company's return. Any Member that enters into a settlement agreement with the Secretary with respect to any Company item shall notify the Tax Matters Member of such agreement and its terms within sixty days after its date.

                                    ARTICLE 7
                                FEES AND EXPENSES

         7.1 COMPENSATION TO THE ADMINISTRATIVE MEMBER AND AFFILIATES. Neither the Administrative Members nor any Affiliate of the Administrative Members shall receive any compensation directly or indirectly in connection with the formation, operation and dissolution of the Company except as expressly provided in this Agreement.

         7.2 COMPANY EXPENSES. The Company shall pay or, if paid by the Administrative Members, reimburse the Administrative Members for, all expenditures that are made on behalf of the Company or by the Administrative Members in connection with their duties pursuant to this Agreement (if and to the extent such expenditures are approved by a Voting Majority, except that such approval shall not be required for payments made to PricewaterhouseCoopers, LLP in connection with such firm's preparation of the Company's financial statements and any of its audits thereof), including without limitation: (i) all expenses of legal, accounting, investment banking, consulting, research and other professional services to the Company, travel and other out-of-pocket expenses and filing and similar fees; (ii) all custody, transfer, registration and similar expenses; (iii) all brokerage and finders' fees and commissions and discounts incurred in connection with the purchase or sale of securities; (iv) all extraordinary expenses, such as litigation expenses; and (v) all taxes (if any). If any expenses of the Company are paid to an Affiliate of an Administrative Member, such expenses shall be paid on a basis not less favorable to the Company than such Affiliate would obtain in an arms' length transaction.

                                    ARTICLE 8
                         DESIGNATION, RIGHTS, AND DUTIES
                          OF THE ADMINISTRATIVE MEMBERS

         8.1 DESIGNATION. Each of Scott Watterson and Gary Stevenson is hereby designated as an administrative member (each an "Administrative Member" and, together, the "Administrative Members") of the Company with the powers set forth in this Agreement. The Administrative Members, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Administrative Members taken in accordance with such powers shall bind the Company. Except as otherwise expressly provided in this Agreement, the Administrative Members, acting on behalf of the Company, shall be the only Persons authorized to execute documents which shall be binding on the Company.

         8.2 AUTHORITY; DUTIES. The power and authority granted to, and the duties undertaken by, the Administrative Members hereunder shall include only
(a) the power and duty to perform administrative functions necessary or convenient for the furtherance of the purpose of the Company, including without limitation the maintenance of complete and accurate books and records reflecting all activities of the Company, the preparation and filing of necessary or appropriate certificates, reports or other documents with regulatory or administrative bodies, the preparation of reports for the Members, the determination and (with the consent of a Voting Majority) payment of expenses of the Company, the making of Short-Term Investments, and the execution of such documents in connection with the making of the investment in HF Holdings as are approved by a Voting Majority, including the Subscription

Agreement and the Stockholders Agreement, (b) the power and duty to seek out and provide advice to the Company concerning investments, including without limitation advice regarding investment opportunities potentially available to the Company, advice in connection with the structuring of any new or follow-on investment or the complete or partial disposition of any investment, and advice regarding the general management of the Company's investments, (c) the power to execute such documents in connection with any new investment as are approved by a Voting Majority, (d) the powers and/or duties specifically set forth in Sections 2.2, 2.3, 2.7, 3.2, 3.4, 5.1, 5.3, 5.6, 5.7.3, 8.3, 10.2, 10.3 and 11.2
and (e) such other powers and/or duties as are approved by the holders of a majority of each of the Class A Units and the Class B Units.

         8.3 BUSINESS DECISIONS; VOTING SHARES OF HF HOLDINGS' CAPITAL STOCK.

                  (a) All business decisions of the Company, including without limitation decisions with regard to the management, financing and capitalization of the Company; approving any amendment or waiver to any of the Stockholders Agreement or the Subscription Agreement; and the making and dispositions of investments, including without limitation all capital stock of HF Holdings owned by the Company (other than Short-Term Investments expressly permitted hereunder); shall be made by a Voting Majority. The Administrative Members shall notify the other Members when a business decision to be made arises, and the Administrative Members shall have the power and the obligation to implement such decision upon being so directed by a Voting Majority. If the Administrative Members fail to implement a decision of a Voting Majority, a Member designated by the Voting Majority may act on behalf of the Company for purposes of implementing such decision.

                  (b) The Administrative Members shall notify each of the Voting Members whenever any Person has requested that the Company vote the shares of HF Holdings' common stock owned by the Company. A Voting Majority shall be entitled to direct the Company on how to vote such shares (except as provided in Section 8.3(c) below). Notwithstanding anything contained herein to the contrary, in no event shall the Administrative Members, acting in their capacity as such, have any right to determine how the Company should vote any of the shares of HF Holdings' capital stock owned by the Company.

                  (c) Holders of a majority of the Class A Units shall be entitled to select two (2) of the seven (7) directors of HF Holdings to be selected by the Company pursuant to the Stockholders Agreement. The remaining five directors to be selected by the Company shall be selected by the holders of a majority of the Class B Units (subject to Section 9.8.2).

                                    ARTICLE 9
                              TRANSFER OF INTERESTS

         9.1 RESTRICTIONS ON TRANSFER. No Member shall have the right to withdraw from the Company except as set forth in this Article 9. No Member shall sell, assign, pledge, encumber, hypothecate, mortgage, exchange, give away, dispose of or otherwise transfer, voluntarily or involuntarily by operation of law, pursuant to judicial process or otherwise (herein, whether used as a noun or a verb, collectively called a "Transfer"), all or any part of the economic or other rights that comprise its Interest, except as permitted by this Article 9. Any Transfer in contravention of any of the provisions of this Article 9 shall be void and of no effect, and shall not bind or be recognized by the Company; PROVIDED, HOWEVER, that nothing herein shall prevent or prohibit the transfer of a CSFB Warrant in accordance with the terms thereof.

         9.2 TRANSFERS UNDER THIS AGREEMENT, ETC. Any Member may Transfer any or all of such Member's Units: (i) to the Company in one or more transactions approved by a Voting Majority, (ii) to any holder of Class B Units in a transaction approved by a Voting Majority or (iii) to HF Holdings pursuant to any pledge agreement securing a debt obligation to HF Holdings.

         9.3 TRANSFERS OF CLASS B UNITS TO PERMITTED TRANSFEREES. Any Member holding Class B Units may Transfer any or all of such Class B Units to: (i) a Bain Member or an Affiliated Fund, (ii) any trust established for the benefit of partners of a Member holding Class B Units or an Affiliated Fund or pro rata to the partners of a Member holding Class B Units or an Affiliated Fund; PROVIDED, HOWEVER, that no such Transfer shall be effective until the recipient has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that any shares of stock of HF Holdings to be distributed by the Company to such recipient shall be subject to all the provisions of the Stockholders Agreement and that such recipient is bound thereby and a party thereto to the same extent as the Member from whom the Transfer was made.

         9.4 TRANSFERS OF CLASS A UNITS OR CLASS C UNITS TO IMMEDIATE FAMILY. Any individual Member holding Class A Units or Class C Units may Transfer any or all of such Class A Units or Class C Units to a Member of the Immediate Family of such Member; PROVIDED, HOWEVER, that no such Transfer shall be effective until such Member of the Immediate Family has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that any shares of stock of HF Holdings to be distributed by the Company to such Member of the Immediate Family shall be subject to all the provisions of the Stockholders Agreement and that such Member of the Immediate Family is bound thereby and a party thereto to the same extent as the Member from whom the Transfer was made.

         9.5 TRANSFERS OF CLASS A UNITS OR CLASS C UNITS UPON DEATH. Upon the death of any individual Member holding Class A Units or Class C Units, the Units held by such Member may be distributed by will or other instrument taking effect at death or by applicable laws of descent and distribution to such Member's estate, executors, administrators and personal representatives, and then to such Member's heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such Member; PROVIDED, HOWEVER, that no such Transfer shall be effective until the recipient has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that any shares of stock of HF Holdings to be distributed by the Company to such recipient shall subject to all the provisions of the Stockholders Agreement and that such recipient is bound thereby and a party thereto to the same extent as the Member from whom the Transfer was made.

         9.6 TRANSFERS OF CLASS A UNITS OR CLASS C UNITS TO CHARITIES. Any Member holding Class A Units or Class C Units may Transfer as a charitable gift any or all of such Units to any Person which is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as from time to time in effect; PROVIDED, HOWEVER, that no such Transfer shall be effective until such transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that any shares of stock of HF Holdings to be distributed by the Company to such transferee shall be subject to all the provisions of the Stockholders Agreement and that such transferee is bound thereby and a party thereto to the same extent as the Member from whom the Transfer was made.

         9.7 TRANSFERS OF UNITS TO ENTITIES UNDER COMMON CONTROL. Any Member which is an institutional investor may Transfer any or all of its Units to a Person under common control with such Member in a bona fide transfer not part of a transaction or series of transactions that results in the direct or indirect transfer of such Units to a Person not under common control with such holder; PROVIDED, HOWEVER, that no such Transfer shall be effective until such transferee under common control has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that any shares of stock of HF Holdings to be distributed by the Company to such transferee shall be subject to all the provisions of the Stockholders Agreement and that such transferee is bound thereby and a party thereto to the same extent as the Member from whom the Transfer was made.

         9.8 BAIN SELL DOWN. Until the sixtieth (60th) day following the date of this Agreement, the Bain Members may Transfer some or all of their Units to their designees. The Units received by such designees shall be deemed Class B Units or Class C Units, as designated by Bain.

                  9.8.1 DIRECTORS. The Bain Members may assign, by voting agreement or other means, to assignees the right to designate up to two
         (2) directors otherwise designable by them pursuant Section 8.3(c) by virtue of their ownership of Class B Units.

                  9.8.2 PROFIT. The Bain Members may assign at a price different than the price paid by the Bain Members.

         9.9 EFFECTIVENESS OF TRANSFERS. No Transfer under this Article 9 shall be effective until the transferee shall have executed and delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such transferee is bound by this Agreement and a party hereto to the same extent as the Member from whom the Transfer was made.

         9.10 MANAGEMENT ROLL-OVER. The Members agree to take whatever actions may be reasonably necessary or appropriate in order to effectuate the "Management Roll-Over" provisions contained in Sections 6.3 and 7.3 of the Stockholders Agreement and the "Special Management Cut-Back" provisions contained in Section 8.3.1.3 of the Stockholders Agreement, provided that such provisions shall first affect shares of HF Holdings owned by the Company, other than shares subject to the CSFB Option or a Junior Management Option.

         9.11 LIMITATIONS ON REDEMPTION. No Member may redeem all or a portion of its HF Units prior to a Liquidity Event without the prior consent of the holders of a majority of Class A Units and the holders of a majority of the Class B Units.


                                   ARTICLE 10
                     BOOKS, RECORDS, ACCOUNTING, AND REPORTS

         10.1 BOOKS AND RECORDS. The Company shall maintain at its principal office all of the following:

                  10.1.1 A current list of the full name and last known business, residential or mailing address of each Member, together with true and full information regarding the amount of cash and a description and statement of the fair market value (as agreed upon by the contributing Member and the Administrative Members, with the consent of a Voting Majority, at the time of contribution) of any other contribution to the Company by each Member and which each Member has agreed to contribute to the Company in the future, and the date on which each Member became a Member of the Company;

                  10.1.2 A copy of the Certificate, this Agreement, including any and all amendments to either thereof, together with executed copies of any powers of attorney pursuant to which the Certificate, this Agreement or any amendment has been executed;

                  10.1.3 Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent Fiscal Years;

                  10.1.4 The financial statements of the Company for the six (6) most recent Fiscal Years; and

                  10.1.5 The Company's books and records for at least the current and past five (5) Fiscal Years.

         10.2 INFORMATION TO MEMBER. Upon the request of any Member for any purpose reasonably related to such Member's Interest in the Company:

                  10.2.1 The Administrative Members shall promptly deliver to the requesting Member, at the expense of the Company, a copy of the information required to be maintained by Sections 10.1.1 through 10.1.4.

                  10.2.2 The Company will permit the Members to review, at the Company's office during normal business hours, the Company's books and records referred to in Section 10.1.5.

                  10.2.3 The Administrative Members will discuss with any Member such questions as the Member may wish to raise regarding the administrative affairs of the Company.

                  10.2.4 The Company will provide any Member, at such Member's expense if the expense of obtaining or producing such information is material, such other information regarding the business affairs of the Company as is reasonable under the circumstances.

         10.3 FINANCIAL STATEMENTS.

                  10.3.1 The Administrative Members shall maintain or cause to be maintained books of account reflecting the operations of the Company. After the end of each Fiscal Year, the Administrative Members shall prepare or cause to be prepared financial statements of the Company for such year and shall cause an audit of the Company's financial statements for such year to be made by PricewaterhouseCoopers, LLP or another firm of independent public accountants of recognized national standing approved by a Voting Majority. Such financial statements shall be prepared in accordance with generally accepted accounting principles. The Administrative Members shall use their best efforts to cause a copy of the audited financial statements to be delivered to each of the Members within ninety (90) days of the end of such fiscal year.

                  10.3.2 The Administrative Members shall promptly furnish to each Member copies of any financial statements and any other material information it receives with respect to HF Holdings and its subsidiaries.

         10.4 FILINGS. At the Company's expense the Tax Matters Member shall cause to be prepared and timely filed, with appropriate federal, state, local and foreign regulatory and administrative bodies, all income tax returns and any other reports required to be filed by the Company with those entities under then current applicable laws, rules, and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies. In particular, the Tax Matters Member shall have prepared by PricewaterhouseCoopers, LLP, or another firm of independent public accountants of recognized national standing approved by a Voting Majority, the appropriate federal, state and local income tax returns of the Company and shall furnish the appropriate informational tax returns to each Member as soon as practicable after March 15 of each year.

         10.5 NON-DISCLOSURE. Each Member agrees that, except as otherwise consented to by a Voting Majority, all non-public information furnished to it pursuant to this Agreement will be kept confidential and will not be disclosed by such Member, or by any of its agents, representatives, or employees, in any manner whatsoever, in whole or in part, except that (a) each Member shall be permitted to disclose such information to those of its agents, attorneys, accountants, financial and business consultants, other representatives, and employees who need to be familiar with such information in connection with such Member's investment in the Company and who are charged with an obligation of confidentiality, (b) the Bain Members shall be permitted to disclose such information to financial institutions, investment bankers and prospective purchasers and capital investors when such Persons are charged with an obligation of confidentiality, (c) each Member shall be permitted to disclose such information to its members, partners and stockholders and their members, partners and stockholders so long as they agree to keep such information confidential on the terms set forth herein, (d) each Member shall be permitted to disclose information to the extent required by law, so long as such Member shall have first afforded the Company with a reasonable opportunity to contest the necessity of disclosing such information, and (e) each Member shall be permitted to disclose information to the extent necessary for the enforcement of any right of such Member arising under this Agreement. No Member shall disclose the terms of this Agreement to any Person except (i) to the extent required by law or (ii) for legitimate business purposes.

                                   ARTICLE 11
                             AMENDMENTS TO AGREEMENT

         11.1 AMENDMENTS. This Agreement may be amended or modified only with the prior written consent of (i) holders of a majority of the Class A Units,
(ii) holders of a majority of the Class B Units (which majority must include
Bain) and (iii) holders of a majority of the Class C Units (treating, solely for this purpose, the CSFB Warrant as representing the Class C Units associated therewith only to the extent that the proposed amendment or modification could significantly and adversely affect the rights or preferences of the CSFB Warrant or the Class C Units), which consent shall not be unreasonably withheld or delayed by any Member; PROVIDED, that the prior written consent of all of the Members shall be required for any amendment or modification of Section 5.1, 5.5, or 11.1 hereof; PROVIDED, FURTHER, that the prior written consent of Inverness/Phoenix Capital LLC shall be required for any amendment or modification of the restrictions on transfer of Class B Units contained in

Article 9. Notwithstanding the foregoing provisions of this Section 11.1, this Agreement may be amended or modified with the prior written consent of Bain and CSFB, and without the consent of any other Member, to the extent reasonably necessary or desirable to cause this Agreement adequately to embody the "Intent of the Parties," as defined in that certain letter agreement dated September 27, 1999 between Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P. and CSFB, provided, that, no such amendment shall adversely affect the rights of any Class of HF Units without the consent of the holders of a majority thereof. Any amendment or modification of this Agreement pursuant to this Section 11.1 shall be binding on all Members.

         11.2 FILINGS. The Administrative Members shall cause to be prepared and filed any amendment to the Certificate that may be required to be filed under the Act as a consequence of any amendment to this Agreement.

                                   ARTICLE 12
                             DISSOLUTION OF COMPANY

         12.1 EVENTS OF DISSOLUTION OR LIQUIDATION. The Company shall be dissolved upon the first to occur of the following events, but not upon any other event: (a) December 31, 2024 unless such date is extended pursuant to
Section 2.4, (b) the written determination of the holders of a majority of each of the Class A Units and Class B Units, (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act or (d) the disposition of all of the Company's assets.

         12.2 LIQUIDATION. Upon dissolution of the Company for any reason, the Company shall immediately commence to wind up its affairs. A reasonable period of time shall be allowed for the orderly termination of the Company's business, discharge of its liabilities, and distribution or liquidation of the remaining assets so as to enable the Company to minimize the normal losses attendant to the liquidation process. The Company's property and assets or the proceeds from the liquidation thereof shall be distributed so as not to contravene the Act but otherwise in compliance with Section 5.1; PROVIDED, HOWEVER, that Distributions to Members shall be made after their Capital Accounts (and Sub-Capital Accounts) have been adjusted to reflect all Net Profits and Net Losses (and amounts treated as Net Profits and Losses pursuant to Sections 3.4 and 3.5) of the Company through the date of distribution. A full accounting of the assets and liabilities of the Company shall be taken and a statement thereof shall be furnished to each Member within thirty (30) days after the distribution of all of the assets of the Company. Such accounting and statements shall be prepared under the direction of the Administrative Members with the consent of a Voting Majority. Upon such final accounting, the Company shall terminate and an authorized person, appointed pursuant to Section 2.7, shall cancel the Certificate in accordance with the Act.

         12.3 NO FURTHER CLAIM. Upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and if the Company's property remaining after payment or discharge of the debts and liabilities of the Company, including debts and liabilities owed to one or more of the Members, is insufficient to return the aggregate Capital Contributions of each Member, such Members shall have no recourse against the Company or any other Member except to the extent that Member has received Distributions in excess of those to which such Member was entitled to under the terms of this Agreement.

         12.4 NO ACTION FOR DISSOLUTION. The Members acknowledge that irreparable damage would be done to the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 12.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Interests of all Members. Accordingly, except where the Company has not been liquidated as required by Section 12.1 and except as specifically provided in
Section 18-802 of the Act, each Member hereby waives and renounces its right to initiate legal action to seek dissolution or to seek the appointment of a receiver or trustee to liquidate the Company.

                                   ARTICLE 13
                                 INDEMNIFICATION

         13.1 GENERAL. Neither the Administrative Members nor any holder of Class B Units nor any director, officer, partner, stockholder, affiliate, fiduciary, agent, advisor, attorney, controlling person or employee of the Administrative Members or any holder of Class B Units, nor any person serving at the request of the Company as a director, officer, employee, partner, trustee or independent contractor of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (all of the foregoing persons and entities being referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") shall be liable to the Company or any Member for any act or omission suffered or taken by it that is not in material violation of this Agreement and does not constitute fraud, gross negligence or willful misconduct, and with respect to any criminal action or proceeding, without reasonable cause to believe that its conduct was unlawful.

         13.2 INDEMNIFICATION. To the maximum extent permitted by applicable law, each Indemnified Party shall be fully protected and indemnified by the Company out of Company assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, and legal fees and expenses reasonably incurred in connection with any pending or threatened litigation or proceeding) suffered by virtue of its serving as an Indemnified Party with respect to any action or omission suffered or taken that is not in material violation of this Agreement and does not constitute fraud, gross negligence or willful misconduct, and with respect to any criminal action or proceeding, without reasonable cause to believe its conduct was unlawful. The Company may, with the consent of a Voting Majority, advance expenses, including legal fees, for which any Indemnified Party would be entitled by this Agreement to be indemnified upon receipt of an unsecured undertaking by such

Indemnified Party to repay such advances if it is ultimately determined by a court of proper jurisdiction that indemnification for such expenses is not permitted by law or authorized by this Agreement. Each Indemnified Party may consult with recognized, outside legal counsel selected by the Company, and any action or omission taken or suffered in good faith in reliance and accordance with the opinion or advice of such counsel shall be conclusive evidence that such action or omission did not materially violate this Agreement, did not constitute fraud, gross negligence or willful misconduct, and with respect to any criminal action or proceeding, was suffered or taken without reasonable cause to believe its conduct was unlawful. Unless there is a specific finding of fraud, gross negligence, willful misconduct or reasonable cause to believe that its conduct was unlawful (or where such a finding is an essential element of a judgment or order), the termination of any action, suit or proceeding by judgment, order or settlement, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption for the purposes of this
Section 13.2 that the person or entity in question acted fraudulently, was grossly negligent or engaged in willful misconduct, or with respect to any criminal action or proceeding, had reasonable cause to believe that its conduct was unlawful.

                                   ARTICLE 14
                         REPRESENTATIONS BY THE MEMBERS

         Each Member hereby represents and warrants to, and agrees with, the other Member or Members and the Company as set forth below.

         14.1 INVESTMENT INTENT. It is acquiring its Interest with the intent of holding the same for investment for its own account and without the intent or a view of participating directly or indirectly in any distribution of such Interests within the meaning of the Securities Act or any applicable state securities laws.

         14.2 SECURITIES REGULATION. It is an accredited investor as such term is defined in Regulation D promulgated pursuant to Section 4(2) of the Securities Act. It acknowledges and agrees that its Interest is being issued and sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and exemptions contained in applicable state securities laws, and that its Interest cannot and will not be sold or transferred except in a transaction that is exempt under the Securities Act and those state acts or pursuant to an effective registration statement under the Securities Act and those state acts or in a transaction that is otherwise in compliance with the Securities Act and those state acts. It understands that it has no contractual right for the registration under the Securities Act of its Interest for public sale and that, unless its Interest is registered or an exemption from registration is available, its Interests may be required to held indefinitely.

         14.3 KNOWLEDGE AND EXPERIENCE. It has such knowledge and experience in financial, tax, and business matters as to enable it to evaluate the merits and risks of its investment in the Company and, through its Interest in the Company, in HF Holdings, and to make informed investment decisions with respect thereto. It has, based on its own investigation of HF Holdings, made its own independent analysis of the likelihood of success of the Company's investments in HF Holdings.

         14.4 INDEPENDENT INVESTMENT DECISION. It acknowledges that it has independently and without reliance upon the Administrative Members, made its own analysis and decision to enter into this Agreement and to make the investments provided for hereunder. It acknowledges that the Administrative Members have not acted as investment advisers with respect to it in connection with its investment in the Company or the investments contemplated by the Company and that the Administrative Members have provided no advice or information with respect to the value of an investment in the Company or in the investments contemplated by the Company or with respect to the advisability of investing in, purchasing or selling an Interest in the Company or in the investments contemplated by the Company. Each Member represents to the Administrative Members that such Member will continue to make its own independent analysis and other decisions in taking or not taking action under this Agreement, including without limitation decisions relating to the disposition of the Company's investments in HF Holdings. Each Member expressly acknowledges that neither the Administrative Members nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Member in connection with its investment in the Company or the investments contemplated by the Company, and no act by the Administrative Members taken under this Agreement or any other document, shall be deemed to constitute any representation or warranty by the Administrative Members to such Member in connection with its investment in the Company or the investments contemplated by the Company. Except for notices, reports and other documents expressly required to be furnished to each Member by the Administrative Members under this Agreement, the Administrative Members shall not have any duty or responsibility to provide any Member with any information concerning the business, operations, property, condition, financial or otherwise, of HF Holdings which may come into the possession of the Administrative Members or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         14.5 ECONOMIC RISK. It is able to bear the economic risk of its investment in the Company, confirms that it has no current need for cash from its investment in the Company in order to service any of its other obligations whether such other obligations were used to finance its investment in the Company or for other purposes and recognizes that there is a reasonable possibility of the loss of all or a substantial portion of its investment in the Company.

         14.6 BINDING AGREEMENT. It has all requisite power and authority to enter into and perform this Agreement and that this Agreement is and will remain its valid and binding agreement, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to any applicable bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights).

         14.7 TAX POSITION. Unless it provides prior written notice to the Company, it will not take a position on its federal or state income tax return, in any claim for refund, or in any administrative or legal proceedings that is inconsistent with the characterization of the Company as a partnership for federal and state income tax purposes, any information return filed by the Company or the provisions of this Agreement.

         14.8 INFORMATION. It has received all documents, books, and records pertaining to an investment in the Company requested by it. It has had a reasonable opportunity to ask questions of and receive answers concerning the Company, and all such questions have been answered to its satisfaction.

                                   ARTICLE 15
                             COMPANY REPRESENTATIONS

         In order to induce the Members to enter into this Agreement and to make the Capital Contributions contemplated hereby, the Company hereby represents and warrants to each Member as follows:

         15.1 LEGAL EXISTENCE. The Company is a duly formed and validly existing limited liability company under the Act and the Certificate has been duly filed as required by the Act. The Company has all necessary power and authority under the Act to issue the Interests to be issued to the Members hereunder.

         15.2 VALID ISSUANCE. When an Interest is issued to the Member as contemplated by this Agreement and the Capital Contributions required to be made by such Member are made, the Interest issued to the Member will be duly and validly issued and except as specifically provided in the Agreement, no liability for any additional capital contributions or for any obligations of the Company will attach thereto.

         15.3 OPTIONS, ETC. Except as set forth in this Agreement, the Company does not have outstanding (a) any rights or options to subscribe for or purchase any Interests in the Company, (b) any warrants or other agreements providing for or requiring the issuance of Interests in the Company to any Person, or (c) any obligation to purchase or otherwise acquire any Interests in the Company.

                                   ARTICLE 16
                                  MISCELLANEOUS

         16.1 ADDITIONAL DOCUMENTS. At any time and from time to time after the date of this Agreement, upon the request of the Administrative Members with the consent of a Voting Majority, each Member shall do and perform, or cause to be done and performed, all such additional acts and deeds, and shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all such additional instruments and documents, as may be required to effectuate the purposes and intent of this Agreement.

         16.2 GENERAL. This Agreement: (a) shall be binding upon the executors, administrators, estates, heirs, and legal successors and assigns of the Members;
(b) shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction; (c) may be executed in more than one counterpart as of the day and year first above written; and (d) contains the entire contract among the Members as to the subject matter hereof. The waiver of any of the provisions, terms, or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms, or conditions hereof.

         16.3 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or receipt (which may be evidenced by a return receipt if sent by registered mail or by signature if delivered by courier or delivery service), addressed as set forth below, or at such other address as such Person shall have furnished to the Company in writing as the address to which notices are to be sent hereunder: (a) if to any Member (other than the Administrative Members) to such Member at the address of such Member in the records of the Company, and (b) if to an Administrative Member, to such Administrative Member at ICON Health & Fitness, Inc., 875 South Main Street, Logan, Utah 84321.

         16.4 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

         16.5 CONSENT TO JURISDICTION. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 16.3 hereof is reasonably calculated to give actual notice. The provisions of this Section 16.5 shall not restrict the ability of any party to enforce in any court any judgment obtained in the federal or state courts of the State of New York.

         16.6 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 16.6 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 16.6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         16.7 GENDER AND NUMBER. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include the masculine, feminine and neuter genders.

         16.8 SEVERABILITY. If any provision of this Agreement is determined by a court to be invalid or unenforceable, that determination shall not affect the other provisions hereof, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each said provision shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

         16.9 HEADINGS. The headings used in this Agreement are used for administrative convenience only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

         16.10 TAX STATUS. The Members intend that the Company be treated as a partnership for federal and state income tax purposes and the Company shall file all tax returns on the basis consistent therewith.

         16.11 NO THIRD PARTY RIGHTS. The provisions of this Agreement are for the benefit of the Company, the Members and permitted transferees described in
Article 9, and no other Person, including creditors of the Company shall have any right or claim against the Company or any Member by reason of this Agreement or any provision hereof or be entitled to enforce any provision of this Agreement.

         [The remainder of this page has intentionally been left blank.]

                                         [HF Investment Holdings, LLC Agreement]

         IN WITNESS WHEREOF, the parties have executed this Limited Liability Company Agreement as of the day and year first set forth above.

                                   BAIN CAPITAL FUND IV, L.P.

                                     By Bain Capital Partners IV, L.P., a
                                          Delaware Limited Partnership,
                                          its general partner

                                       By Bain Capital Investors, Inc.,
                                         its general partner


                                       By_____________________________________
                                          Title:


                                   BAIN CAPITAL FUND IV-B, L.P.

                                     By Bain Capital Partners IV, L.P., a
                                          Delaware Limited Partnership,
                                          its general partner

                                      By Bain Capital Investors, Inc.,
                                           its general partner


                                      By______________________________________
                                         Title:


                                   BCIP ASSOCIATES


                                   By_______________________________________
                                      Title: a general partner


                                   BCIP TRUST ASSOCIATES, L.P.


                                   By_______________________________________
                                       Title: a general partner

                                         [HF Investment Holdings, LLC Agreement]


                                   ____________________________________
                                   Gary Stevenson


                                   ____________________________________
                                   Scott Watterson

                                         [HF Investment Holdings, LLC Agreement]


                                   INVERNESS/PHOENIX CAPITAL LLC


                                   By_____________________________________
                                      Title: Managing Director

                                         [HF Investment Holdings, LLC Agreement]


                                   ____________________________________
                                   Stanley C. Tuttleman

                                         [HF Investment Holdings, LLC Agreement]


                                   ____________________________________
                                   Lee Ming Tsung

                                         [HF Investment Holdings, LLC Agreement]


                                   ____________________________________
                                   Wen-Chung Ko

                                                                       EXHIBIT 1

                                  DEFINED TERMS

         "ACT" shall mean the Delaware Limited Liability Company Act (6 DEL. C. ss. 18-101, ET SEQ.) as amended and in effect from time to time.

         "ADMINISTRATIVE MEMBER" is defined in Section 8.1.

         "AFFILIATE" shall mean, with respect to any specified Person, any Person that directly or through one or more intermediaries controls or is controlled by or is under common control with the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "AFFILIATED FUND" shall mean any limited partnership or other Person formed for the purpose of investing in other companies or businesses and for which Bain Capital Investors, Inc., a Delaware corporation, or any of its Affiliates, acts as a general partner or otherwise has the right to direct the voting of shares of corporations in which such limited partnership or other Person invests.

         "AGREEMENT" shall mean the Amended and Restated Limited Liability Company Agreement of the Company dated as of September 27, 1999, as amended from time to time.

         "ASSET VALUE" of any property of the Company shall mean its adjusted basis for federal income tax purposes unless:

         (1) the property was accepted by the Company as a contribution to capital at a value different than its adjusted basis in which event the initial Asset Value for such property shall mean the gross fair market value of the property agreed to at the time of contribution by the Administrative Members, with the consent of a Voting Majority, and the contributing Member;

         (2) as a consequence of the issuance of additional Units or the redemption of all or part of the Interest of a Member, the property of the Company is revalued in accordance with Section 3.4.

         As of any date references to the "then prevailing Asset Value" of any property shall mean the Asset Value last determined for such property less the depreciation, amortization and cost recovery deductions taken into account in computing Net Profit or Net Loss in fiscal periods subsequent to such prior determination date.

         "AVAILABLE CASH" is defined in Section 5.1.1.

         "BAIN" shall mean Bain Capital Fund IV, L.P.

         "BAIN MEMBERS" shall mean Bain, Bain Capital Fund IV-B, L.P., BCIP Associates and BCIP Trust Associates, L.P.

         "BHCA" shall have the meaning specified in the CSFB Warrant(s).

         "BUSINESS DAY" shall mean a day when national banks are open for business in Boston and New York City.

         "CAPITAL ACCOUNT" is defined in Section 3.3.

         "CAPITAL CONTRIBUTION" shall mean with respect to any Member, the amount of cash and the fair market value (as agreed upon by the contributing Member and the Administrative Members, with the consent of a Voting Majority, at the time of contribution) of any other property contributed to the Company with respect to the Interest held by such Member.

         "CERTIFICATE" shall mean the Certificate of Formation of the Company filed on September 1, 1999 and any and all amendments thereto and restatements thereof filed on behalf of the Company as permitted hereunder with the office of the Secretary of State of the State of Delaware.

         "CLASS" is defined in Section 3.1.

         "CLASS A PERCENTAGE" shall mean that percentage equal to the PRODUCT OF
(a) a fraction, (I) the numerator of which is 4.4823% ((4.3333%/96.6667%) multiplied by (10,000,000/10,002,854)) and (II) the denominator of which is the percentage of outstanding shares of HF Holdings common stock immediately after the Closing Date represented by shares held by the Company that are not subject to either the Junior Management Option or the CSFB Option (treating as outstanding shares of HF Holdings common stock for purposes of this definition
(i) all shares that would be received upon exercise of the warrants issued on the Closing Date in exchange for (A) 13% Senior Subordinated Notes due 2002 of Icon Health & Fitness, Inc., (B) 15% Senior Secured Discount Notes due 2004 of IHF Holdings, Inc. and (C) 14% Senior Discount Notes due 2006 of ICON Fitness Corporation and (ii) the shares that would be received upon conversion of that certain note issued on the Closing Date by HF Holdings to CSFB and having a maturity date of September 27, 2011) AND (b) 100.

         "CLASS A UNIT", "CLASS B UNIT" and "CLASS C UNIT" are each defined in
Section 3.1.

         "CLOSING DATE" shall mean September 27, 1999.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions of any future federal tax law.

         "COMPANY" shall mean the limited liability company formed pursuant to the Act and this Agreement and by filing the Certificate in accordance with the Act.

         "CSFB" is defined in Section 3.7.

         "CSFB ACCOUNT DISTRIBUTION FRACTION" means, in respect of a CSFB Warrant Account, a fraction, the numerator of which is the number of HF Units received upon the exercise of all or a portion of the CSFB Warrant in respect of which such account was established, and the denominator of which is the aggregate number of HF Units for which the CSFB Warrant in respect of which such Account was established was exercisable as of immediately prior to such exercise.

         "CSFB OPTION" shall mean that certain option granted by the Company as of the Closing Date to CSFB pursuant to Section 5.2 of the Stockholders Agreement.

         "CSFB WARRANT" is defined in Section 3.7.

         "CSFB WARRANT ACCOUNT" shall mean an account of the Company established and maintained for the purpose of holding all non-cash assets allocated to such account pursuant to Section 5.1.3(b), and all earnings in respect thereof, until such time as distributions from such account are required to be made pursuant to
Section 5.1.4(b) and Section 5.1.4(c). No holder of a CSFB Warrant in respect of which a CSFB Warrant Account has been established shall have any right to receive distributions from the CSFB Warrant Account except as contemplated by
Section 5.1.4(b) and Section 5.1.4(c) and, until distributed in accordance with
Section 5.1.4(b) or Section 5.1.4(c), all assets of such account shall constitute assets of the Company and remain fully subject to the claims of the Company's creditors. All earnings in respect of the assets of the account shall be credited to the account.

         "DISTRIBUTION" shall mean the amount of cash and the fair market value (as agreed upon by the Member to whom the Distribution is made and the Administrative Members, with the consent of a Voting Majority, at the time of distribution) of any other property distributed to a Member in respect of the Member's Interest in the Company.

         "FISCAL YEAR" shall mean the fiscal year of the Company which shall end on December 31 in each year or on such other date in each year as is required by Code Section 706 and the regulations thereunder.

         "FREE SHARES" is defined in Section 5.1.1.

         "HF CLASS A UNIT", "HF CLASS B UNIT" and "HF CLASS C UNIT" are each defined in Section 3.1.

         "HF HOLDINGS" shall mean HF Holdings, Inc., a Delaware corporation.

         "HF UNITS" shall mean HF Class A Units, HF Class B Units and HF Class C Units.

         "HOLDER TRANSFEREE" shall have the meaning specified in the CSFB Warrant(s).

         "IBA" shall have the meaning specified in the CSFB Warrant(s).

         "IMPERMISSIBLE PORTION" is defined in Section 5.1.3(b).

         "INDEMNIFIED PERSONS" is defined in Section 13.2.

         "INTEREST" shall mean the entire interest of a Member in the capital and profits of the Company, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement. Each Member's Interest shall be represented by Class A, Class B and/or Class C Units.

         "JUNIOR MANAGEMENT OPTION" shall mean each option granted by the Company as of the Closing Date to a management-level employee (other than Scott Watterson or Gary Stevenson) of ICON Health and Fitness, Inc. pursuant to
Section 5.1 of the Stockholders Agreement.

         "LIQUIDITY EVENT" shall have the meaning set forth in the Stockholders Agreement.

         "MEMBERS OF THE IMMEDIATE FAMILY" shall mean, with respect to any individual, each spouse, parent, brother, sister or child of such individual, each spouse of any such Person, each child of any of the aforementioned Persons, each trust created solely for the benefit of one or more of the aforementioned Persons and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

         "MEMBERS" (i) shall mean the Persons listed as members on the signature page to the Agreement and any other Person that both acquires an Interest in the Company and is admitted to the Company as a Member pursuant to the Agreement and
(ii) for purposes of Sections 3.3, 3.4, 3.5, 3.6, 5.3, 5.4, 5.5, 5.6, 5.7, 6.2,
6.4, 6.5, 10.3, 10.4 and 11.1, shall also mean any permitted holder of a CSFB Warrant, which holder shall be treated, for purposes of these sections, as holding a number of HF Units equal to the number of HF Units for which the CSFB Warrant held by it is then exercisable and shall be treated for purposes of these Sections as having made a Capital Contribution equal to the purchase price for the CSFB Warrant held by it.

         "NET PROFIT" and "NET LOSS" are defined in Section 5.5.

         "OPTION SHARES" is defined in Section 5.1.1.

         "ORIGINAL MEMBERS" shall mean Gary Stevenson, Scott Watterson, the Bain Members, each other Member becoming a party to this Agreement on the date hereof and, for purposes of Article 5 hereof, each transferee thereof.

         "PERSON" shall mean an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, or any other legal entity.

         "RELEASED SHARES" is defined in Section 5.1.1.

         "RESIDUAL PERCENTAGE" shall mean one hundred percent (100%) minus the Class A Percentage.

         "RIGHTS" is defined in Section 3.7.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SHORT-TERM INVESTMENTS" shall mean (i) repurchase agreements arranged by Brown Brothers Harriman & Co. on behalf of the Company and secured by direct obligations of, or obligations which are guaranteed by, the United States of America, or (ii) such other investments determined by a Voting Majority. The Administrative Members shall not have discretion with respect to the terms of, or counterparties to, any repurchase agreements entered into by the Company referred to in the foregoing clause (i). Notwithstanding anything contained herein to the contrary, in no event shall any investment in HF Holdings be deemed to be a "Short-Term Investment" for purposes of this Agreement.

         "STOCKHOLDERS AGREEMENT" shall mean the Stockholders Agreement dated the Closing Date among HF Holdings, ICON Health & Fitness, Inc., the Company and certain other equityholders of HF Holdings.

         "SUB-CAPITAL ACCOUNT" is defined in Section 3.3.

         "SUBSCRIPTION AGREEMENT" shall mean the Subscription Agreement dated the Closing Date to which the Company is party relating to the purchase of stock of HF Holdings.

         "TAX MATTERS MEMBER" is defined in Section 6.1.

         "TRANSFER" is defined in Section 9.1.

         "UNITS" is defined in Section 3.1.

         "UNRETURNED INVESTMENT" shall mean, as to each Member as of any date, the EXCESS OF (a) (I) the aggregate amount of Capital Contributions made by such Member (or such Member's predecessor in interest) on or before such date MULTIPLIED BY (II) the percentage of outstanding shares of HF Holdings common stock held by the Company immediately after the Closing Date that is not subject to a Junior Management Option or the CSFB Option OVER (b) the amount allocated (or deemed to be allocated pursuant to Section 5.1.3) to such Member on or before such date pursuant to Section 5.1.2(b)(i).

         "VOTING MAJORITY" shall mean Members who, in the aggregate, hold more than 50% of the aggregate number of Class A Units and Class B Units; PROVIDED, HOWEVER, that if on the 60th day following the date of this Agreement, the Bain Members hold Units representing more than $10 million (at cost), "Voting Majority" shall mean Bain.

         "VOTING MEMBERS" shall mean Members holding Class A Units or Class B Units.

                                   SCHEDULE I


                                                 UNITS
-------------------------------------------------------------------------------------------------------
                                                            HF               HF                HF
                                      Capital            Class A           Class B           Class C
Name of Member                     Contributions          Units             Units             Units
-------------------------------------------------------------------------------------------------------
Bain Capital Fund IV,              $6,259,929.58                --       62,599.2958                --
L.P.
-------------------------------------------------------------------------------------------------------
Bain Capital Fund IV-B,            $7,163,890.42                --       71,638.9042                --
L.P.
-------------------------------------------------------------------------------------------------------
BCIP Associates                    $1,055,475.00                --       10,554.7500                --
-------------------------------------------------------------------------------------------------------
BCIP Trust Associates,               $520,705.00                --        5,207.0500                --
L.P.
-------------------------------------------------------------------------------------------------------
Scott Watterson                       $2,500,000            25,000                --                --
-------------------------------------------------------------------------------------------------------
Gary Stevenson                        $2,500,000            25,000                --                --
-------------------------------------------------------------------------------------------------------
Inverness/Phoenix                     $2,000,000                --                --            20,000
-------------------------------------------------------------------------------------------------------
Capital LLC
-------------------------------------------------------------------------------------------------------
Lee Ming Tsung                        $1,000,000                --                --            10,000
-------------------------------------------------------------------------------------------------------
Wen-Chung Ko                          $1,000,000                --                --            10,000
-------------------------------------------------------------------------------------------------------
Stanley C. Tuttleman                  $1,000,000                --                --            10,000
-------------------------------------------------------------------------------------------------------
Total                                $25,000,000            50,000           150,000            50,000
-------------------------------------------------------------------------------------------------------

                                               RIGHTS
-----------------------------------------------------------------------------------------------
                                                     Exercise            Other
                                     Option          Price(if            Terms
                                  Premium/Purch        any)
Name of Holder                      ase Price
-----------------------------------------------------------------------------------------------
Credit Suisse First                 $5,000,000         $500  Warrant for purchase of 50,000
Boston Management                                            Class C Units having the terms
Corporation                                                  more fully set forth in the CSFB
                                                             Warrant attached to
                                                             the Agreement as
                                                             Exhibit 2.
-----------------------------------------------------------------------------------------------


                                             Effective as of: September 27, 1999

   THIS NOTE WAS ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE
      SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE
   REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.
         IN ADDITION, THIS NOTE IS SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE
    STOCKHOLDERS AGREEMENT DATED AS OF SEPTEMBER 27, 1999, AS AMENDED AND IN
     EFFECT FROM TIME TO TIME, AND CONSTITUTES A CSFB SECURITY AS DEFINED IN
      SUCH STOCKHOLDERS AGREEMENT. THE COMPANY WILL FURNISH A COPY OF SUCH
               AGREEMENT TO THE HOLDER OF THIS NOTE WITHOUT CHARGE
                              UPON WRITTEN REQUEST.


                                HF HOLDINGS, INC.

             0% CONVERTIBLE SUBORDINATED NOTE DUE SEPTEMBER 27, 2011

No. R-2
$7,500,000                                                    September 27, 1999

         HF HOLDINGS, INC. (together with its successors, the "Company"), a Delaware corporation, for value received, hereby promises to pay to CREDIT SUISSE FIRST BOSTON CORPORATION or registered assigns the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) on September 27, 2011.

         Payment of principal shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Agreement (defined below).

         This Note is one of an issue of Notes of the Company issued in an aggregate principal amount limited to Seven Million Five Hundred Thousand Dollars ($7,500,000) pursuant to the Amended and Restated Note Agreement (as may be amended, restated or otherwise modified from time to time, the "Note Agreement"), dated as of September 27, 1999, between the Company and the purchaser listed on Annex 1 thereto. The holder of this Note is entitled to the benefits of the Note Agreement. This Note is subject to the terms of the Note Agreement, and such terms are incorporated herein by reference. Capitalized terms used herein and not defined herein have the meanings specified in the Note Agreement.

         All of the principal of this Note may, under certain circumstances, be declared due and payable in the manner and with the effect provided in the Note Agreement.

         This Note is a registered Note and is transferable only by surrender at the principal office of the Company as specified in the Note Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

         The obligations evidenced by this Note are subordinated to the Senior Debt on the terms provided in the Note Agreement.

         THIS NOTE AND THE NOTE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                                HF HOLDINGS, INC.


                                                By: /s/ SCOTT R. WATTERSON
                                                    ----------------------------
                                                Name: Scott R. Watterson
                                                Title: Chairman & CEO

                         [FORM OF NOTICE OF CONVERSION]

To HF HOLDINGS, INC.

         The undersigned elects to convert $______________________ in principal amount of the accompanying Note into the number of shares of Common Stock of HF Holdings, Inc. issuable upon the conversion of such principal amount of such Note, and requests that the certificates for such shares be issued in the name of:


------------------------------------------------------------------------
(Please print or type name, address and zip code.)


------------------------------------------------------------------------
(Please insert social security number or tax ID number
If such principal amount of the accompanying Note shall not be the entire principal amount of the accompanying Note, a new Note or Notes for the balance remaining of such Note shall be registered in the name of and delivered to:


------------------------------------------------------------------------
(Please print or type name, address and zip code.)


------------------------------------------------------------------------
(Please insert social security number or tax ID number

The undersigned elects that the conversion of the accompanying Note shall be deemed to have been effected upon:

         |_| the date of, and at the time immediately preceding, the occurrence of the "Triggering Event" giving rise to such conversion right; or

         |_| the Business day on which the accompanying Note shall have been surrendered to the Company.

Dated: ____________________, _________


                                              [HOLDER]


                                              By:_________________________

                                     NOTICE

         The signature to the foregoing Notice of Conversion must correspond to the name as written upon the face of the accompanying Note or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.